                                                                    Exhibit 9(b)


                             FUND SERVICES AGREEMENT


THIS AGREEMENT is made this 30th day of October, 1998 by and between ING FUND TRUST, a Delaware business trust (the "Trust"), on behalf of each of its series as listed in Schedule A (each, a "Fund", and collectively, the "Funds"), and ING FUND SERVICES CO., LLC, a Delaware limited liability company ("ING Fund Services").

                               W I T N E S S E T H

                  WHEREAS, the Trust is registered as an open-end, investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations promulgated thereunder; and

                  WHEREAS, the Trust is authorized to issue shares of beneficial interest in the Trust (the "Shares") in separate series, with each such series representing interests in a separate portfolio of securities or other assets;

                  WHEREAS, the Trust initially intends to offer Shares in those Funds identified in the attached Schedule A, each such Fund, together with all other Funds subsequently established by the Fund, shall be subject to this Agreement in accordance with Article 11;

                  WHEREAS, the Trust on behalf of the Funds, desires to appoint ING Fund Services as its fund accounting agent, transfer agent, dividend disbursing agent and agent in connection with certain other activities and ING Fund Services desires to accept such appointment;

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:


                  Article 1.        Definitions

                           1.1      Whenever used in this Agreement, the
following words and phrases, unless the context otherwise requires, shall have the following meanings:

                                    (a)     "Authorized Person" shall be deemed
to include (i) any authorized officer of the Trust, or (ii) any person, whether or not such person is an officer or employee of the Trust, duly authorized to give Oral Instructions or Written Instructions on behalf of the Trust as indicated in writing to ING Fund Services from time to time.

                                    (b)     "Board of Trustees" shall mean the
Board of Trustees of the Trust.

                                    (c) "Commission" shall mean the Securities
and Exchange Commission.

                                    (d) "Custodian" refers to any custodian or
subcustodian of securities and other property which the Trust may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                                    (e) "1934 Act" shall mean the Securities
Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

                                    (f) "Oral Instructions" shall mean
instructions, other than written instructions, actually received by ING Fund Services from a person reasonably believed by ING Fund Services to be an Authorized Person.

                                    (g) "Prospectus" shall mean the most
recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto, if any, which has become effective under the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

                                    (h) "Shareholder" shall mean a record owner
of Shares of each respective Portfolio of the Fund.

                                    (i) "Written Instructions" shall mean a
written communication signed by a person reasonably believed by ING Fund Services to be an Authorized Person and actually received by ING Fund Services. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.


                  Article 2. Appointment. The Trust, on behalf of the Funds, hereby appoints and constitutes ING Fund Services as its sole and exclusive transfer agent and dividend disbursing agent for Shares of each respective Fund of the Trust and as fund accounting agent and shareholder servicing agent for the Trust and ING Fund Services hereby accepts such appointments and agrees to perform the duties hereinafter set forth.

                  Article 3.        Duties of ING Fund Services

                           3.1      ING Fund Services shall be responsible for:

                                    (a) Administering and/or performing the
customary services of a transfer agent acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Fund, as more fully described in the written schedule of Duties of ING Fund Services annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of the Trust on behalf of the applicable Fund, applicable law and the procedures established from time to time between ING Fund Services and the Trust.

                                    (b) Recording the issuance of Shares and
maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Shares of each Fund which are authorized, based upon data provided to it by the Trust, and issued and outstanding. ING Fund Services shall provide the Trust on a regular basis with the total number of Shares of each Fund which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

                                    (c) ING Fund Services shall be responsible
for the following: performing the customary services of a fund accounting agent for the Trust, as more fully described in the written schedule of Duties of ING Fund Services annexed hereto as Schedule B and incorporated herein, and subject to the supervision and direction of the Board of Trustees of the Trust.

                                    (d) Notwithstanding any of the foregoing
provisions of this Agreement, ING Fund Services shall be under no duty or obligation to inquire into, and shall not be liable for (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Trustees, or the legality of the issuance of any Shares in payment of any dividend or (iv) the legality of any recapitalization or readjustment of the Shares.

                           3.2      In addition, the Trust shall (i) identify to
ING Fund Services in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of ING Fund Services for the Trust's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Trust and the reporting of such transactions to the Trust as provided above.

                           3.3 In performing its duties under this Agreement,
ING Fund Services: (a) will act in accordance with the Trust Instrument, By-Laws, Prospectuses and with the Oral Instructions and Written Instructions of the Trust and will conform to and comply with the requirements of the Investment Company Act and all other applicable federal or state laws and regulations and
(b) will consult with legal counsel to the Trust, as necessary and appropriate. Furthermore, ING Fund Services shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Trust or any of its Funds and shall not provide any investment advisory services to the Trust or any of its Funds.

                           3.4 In addition to the duties set forth herein, ING
Fund Services shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Trust and ING Fund Services.

                  Article 4.        Recordkeeping and Other Information

                           4.1 ING Fund Services shall create and maintain all
records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Investment Company Act. Where applicable, such records shall be maintained by ING Fund Services for the periods and in the places required by Rule 31a-2 under the Investment Company Act.

                           4.2 To the extent required by Section 31 of the
Investment Company Act, ING Fund Services agrees that all such records prepared or maintained by ING Fund Services relating to the services to be performed by ING Fund Services hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such section, and be surrendered promptly to the Trust on and in accordance with the Trust's request.

                           4.3 In case of any requests or demands for the
inspection of Shareholder records of the Trust, ING Fund Services will endeavor to notify the Trust of such request and secure Written Instructions as to the handling of such request. ING Fund Services reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

                           Article 5.  Trust Instructions

                           5.1 ING Fund Services will have no liability when
acting upon Written or Oral Instructions believed to have been executed or orally communicated by an authorized person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Trust. ING Fund Services will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust and the proper countersignature of ING Fund Services.

                           5.2 At any time, ING Fund Services may request
Written Instructions from the Trust and may seek advice from legal counsel for the Trust, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Trust or for ING Fund Services. Written instructions requested by ING Fund Services will be provided by the Trust within a reasonable period of time.

                           5.3 ING Fund Services, its officers, agents or
employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Trust only if said representative is an authorized person. The Trust agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Trust's failure to so confirm shall not impair in any respect ING Fund Services' right to rely on Oral Instructions.

                  Article 6.  Compensation

                           6.1 The Trust on behalf of each of the Funds will
compensate ING Fund Services for the performance of its obligations hereunder in accordance with the fees set forth in the written Fee Schedule annexed hereto as Schedule C and incorporated herein.

                           6.2 In addition to those fees set forth in Section
6.1 above, the Trust on behalf of each of the Funds agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by ING Fund Services in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule D and incorporated herein. Schedule D may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by ING Fund Services in the performance of its obligations hereunder.

                           6.3 The Trust on behalf of the Funds agrees to pay
all fees and out-of-pocket expenses to ING Fund Services by federal funds wire within fifteen (15) business days following the receipt of the respective invoice.

                           6.4 Any compensation agreed to hereunder may be
adjusted from time to time by attaching to Schedule C, a revised Fee Schedule executed and dated by the parties hereto.

                           6.5 ING Fund Services will from time to time employ
or associate with itself such person or persons as ING Fund Services may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both ING Fund Services and the Trust. The compensation of such person or persons shall be paid by ING Fund Services and no obligation shall be incurred on behalf of the Fund in such respect.

                           6.6 ING Fund Services shall not be required to pay
any of the following expenses incurred by the Trust: membership dues in the Investment Company Institute or any similar organization; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; stock exchange listing fees; taxes and fees payable to Federal, state and other governmental agencies; fees of the Trust's Board of Trustees who are not affiliated with ING Fund Services; outside auditing expenses; outside legal expenses; Blue Sky registration or filing fees; or other expenses not specified in this Section 6.6 which may be properly payable by the Fund.

                           Article 7.       ING Fund Services System

                           7.1 ING Fund Services shall retain title to and
ownership of any and all databases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by ING Fund Services in connection with the services provided by ING Fund Services to the Trust herein (the "ING Fund Services System").

                           7.2 ING Fund Services hereby grants to the Trust a
limited license to the ING Fund Services System for the sole and limited purpose of having ING Fund Services provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

                           7.3 In the event that the Trust, including any
affiliate or agent of the Trust or any third party acting on behalf of the Trust is provided with direct access to the ING Fund Services System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemptions, such direct access capability shall be limited to direct entry to the ING Fund Services System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other nonconforming method of transmission of information to the ING Fund Services System is strictly prohibited without the prior written consent of ING Fund Services.

                           Article 8.       Representations and Warranties

                           8.1 ING Fund Services represents and warrants to the
Trust that:

                                    (a) it is a limited liability company duly
organized, existing and in good standing under the laws of Delaware;

                                    (b) it is empowered under applicable laws
and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

                                    (c) all requisite corporate proceedings have
been taken to authorize it to enter into this Agreement; and

                                    (d) it has and will continue to have access
to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

                           8.2      The Fund represents and warrants to ING Fund
Services that:

                                    (a) it is duly organized, existing and in
good standing under the laws of the jurisdiction in which it is organized;

                                    (b) it is empowered under applicable laws
and by its Trust Instrument and By-Laws to enter into this Agreement;

                                    (c) all corporate proceedings required by
said Trust Instrument, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

                                    (d) a registration statement under the
Securities Act of 1933, as amended, and the Investment Company Act on behalf of each of the Funds is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale;

                                    (e) all outstanding Shares are validly
issued, fully paid and nonassessable and when Shares are hereafter issued in accordance with the terms of the Trust's Trust Instrument and its Prospectus with respect to each Fund, such Shares shall be validly issued, fully paid and nonassessable; and

                                    (f) as of the date hereof, each Fund is duly
registered and lawfully eligible for sale in each jurisdiction indicated for such Fund and the Trust will notify ING Fund Services immediately of any changes.

                           Article 9.       Indemnification

                           9.1      ING Fund Services shall not be responsible
for and the Trust on behalf of each Fund shall indemnify and hold ING Fund Services harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against ING Fund Services or for which ING Fund Services may be held to be liable (a "Claim") arising out of or attributable to any of the following:

                                    (a) any actions of ING Fund Services
required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by ING Fund Services in the performance of its duties hereunder;

                                    (b) ING Fund Services' reasonable reliance
on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by ING Fund Services from the Trust, or any authorized third party acting on behalf of the Trust, in the performance of ING Fund Services' duties and obligations hereunder;

                                    (c) the reliance on, or the implementation
of, any Written or Oral Instructions or any other instructions or requests of the Trust on behalf of the applicable Fund;

                                    (d) the offer or sales of shares in
violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state; and

                                    (e) the Trust's refusal or failure to comply
with the terms of this Agreement, or any Claim which arises out of the Trust's negligence or misconduct or the breach of any representation or warranty of the Trust made herein.

                           9.2      ING Fund Services shall indemnify and hold
the Trust harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Trust or for which the Trust may be held to be liable in connection with this Agreement (a "Claim"), provided that such Claim resulted from a negligent act or omission to act, bad faith, willful misfeasance or reckless disregard by ING Fund Services in the performance of its duties hereunder.

                           9.3 In any case in which one party (the "Indemnifying
Party") may be asked to indemnify or hold the other party (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnified Party although the failure to do so shall not prevent recovery by the Indemnified Party and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Article 9 shall survive the termination of this Agreement.

                           9.4 Any claim for indemnification under this
Agreement must be made prior to the earlier of:

                                    (a) one year after the Indemnifying Party
becomes aware of the event for which indemnification is claimed; or

                                    (b) one year after the earlier of the
termination of this Agreement or the expiration of the term of this Agreement.

                           9.5      Except for remedies that cannot be waived as
a matter of law (and injunctive or provisional relief), the provisions of this
Article 9 shall be the Indemnified Party's sole and exclusive remedy for claims or other actions or proceedings to which the Indemnifying Party's indemnification obligations pursuant to this Article 9 may apply.

                  Article 10.       Standard of Care

                           10.1     ING Fund Services shall at all times act in
good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Trust unless said errors are caused by ING Fund Services' own negligence, bad faith or wilful misconduct or that of its employees.

                           10.2     Each party shall have the duty to mitigate
damages for which the other party may become responsible.

                  Article 11.       Additional Funds

                           11.1 In the event that the Trust establishes one or
more Funds in addition to those identified in Schedule A, with respect to which the Trust desires to have ING Fund Services render services as transfer agent under the terms hereof, the Fund shall so notify ING Fund Services in writing, and if ING Fund Services agrees in writing to provide such services, Schedule A shall be amended to include such additional Portfolios.

                  Article 12.       Confidentiality

                           12.1 The parties agree that the Proprietary
Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensors. The Trust and ING Fund Services shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect its own confidential information of a similar nature. The Trust and ING Fund Services shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Trust and ING Fund Services may, however, disclose Confidential Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement. The Trust and ING Fund Services may also disclose the Confidential Information to independent contractors, auditors, and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 12.1. Notwithstanding the previous sentence, in no event shall either the Trust or ING Fund Services disclose the Confidential Information to any competitor of the other without specific, prior written consent.

                           12.2     Proprietary Information means:

                                    (a) any data or information that is
competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or ING Fund Services, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

                                    (b) any scientific or technical information,
design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or ING Fund Services a competitive advantage over its competitors; and

                                    (c) all confidential or proprietary
concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

                           12.3 Confidential Information includes, without
limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

                           12.4 The obligations of confidentiality and
restriction on use herein shall not apply to any Confidential Information that a party proves:

                                    (a) Was in the public domain prior to the
date of this Agreement or subsequently came into the public domain through no fault of such party; or

                                    (b) Was lawfully received by the party from
a third party free of any obligation of confidence to such third party; or

                                    (c) Was already in the possession of the
party prior to receipt thereof, directly or indirectly, from the other party; or

                                    (d) Is required to be disclosed in a
judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

                                    (e) Is subsequently and independently
developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

                  Article 13. Term and Termination. This Agreement shall become effective as it pertains to a Fund at the close of business on the date opposite the Fund's name on Schedule A and shall remain in force and effect for [ ] years and thereafter from year to year, unless the Trust or ING Fund Services provides written notice of its intent not to renew. Such notice must be received not less than ninety (90) days and not more than one hundred eighty (180) days prior to the expiration of the then current term. In the event a termination notice is given by the Trust, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Trust.

                  Article 14. Limit of Liability. The terms "The ING Funds Trust" and "Trustees" (of the Trust) refer, respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust's organizational documentation, to which reference is hereby made. The obligations of "The ING Funds Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Funds, and all persons dealing with the Funds or other series of the Trust must look solely to the assets of the Funds for the enforcement of any claims against the Trust.

                  Article 15. Non-Exclusivity. The services of ING Fund Services to the Trust are not to be deemed to be exclusive, and ING Fund Services shall be free to render such services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or members of ING Fund Services may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers or members of ING Fund Services to the extent permitted by law; and that the officers and members of ING Fund Services are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or partners of any other firm or corporation, including other investment companies.

                  Article 16. Assignment and Subcontracting. This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party. ING Fund Services may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by ING Fund Services.

                  Article 17. Force Majeure. No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by
(i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of the other party or any government authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including, without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

                  Article 18. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  Article 19. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of ING Fund Services shall be 18 Campus Blvd., Suite 200, Newtown Square, PA 19073.

                  Article 20. Relationship of Parties. The parties agree that they are independent contractors and are not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

                  Article 21. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is released by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                  Article 22. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and both of which, collectively, shall constitute one agreement.

                  Article 23. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of New York.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

ING FUNDS TRUST                                       ING FUND SERVICES CO., LLC

on behalf each of its series listed
on Schedule A

By:      _________________________             By:      ________________________
Title:   _________________________             Title:   ________________________


Attest By:_______________________              Attest By:_______________________
Title:   __________________________                     Title:__________________

                                   SCHEDULE A

                               LIST OF PORTFOLIOS

                                   SCHEDULE B

                           DUTIES OF ING FUND SERVICES


         I.       TRANSFER AGENCY SERVICES.

                  (a) Shareholder Information. ING Fund Services shall maintain a record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

                  (b) Shareholder Services. ING Fund Services shall respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between ING Fund Services and the Trust.

                  (c)      Share Certificates.

                      - At the expense of the Trust, the Trust shall supply ING Fund Services with an adequate supply of blank share certificates to meet ING Fund Services requirements therefor. Such Share certificates shall be properly signed by facsimile. The Trust agrees that, notwithstanding the death, resignation, or removal of any officer of the Trust whose signature appears on such certificates, ING Fund Services or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

                      - ING Fund Services shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by ING Fund Services of properly executed affidavits and lost certificate bonds, in form satisfactory to ING Trust Services, with the Trust and ING Fund Services as obligees under the bond.

                      - ING Fund Services shall also maintain a record of each certificate issued, the number of Shares represented thereby and the Shareholder of record. With respect to Shares held in open accounts or uncertificated form (i.e., no certificate being issued with respect thereto) ING Fund Services shall maintain comparable records of the Shareholders thereof, including their names, addresses and taxpayer identification. ING Fund Services shall further maintain a stop transfer record on lost and/or replaced certificates.

                  (d) Mailing Communications to Shareholders; Proxy Materials. ING Fund Services will address and mail, to Shareholders of the Trust, all reports to Shareholders, dividend and distribution notices and proxy material for the Trust's meetings of Shareholders. In connection with meetings of Shareholders, ING Fund Services will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

                  (e) Sales of Shares.

                      - ING Fund Services shall not be required to issue any Shares of the Trust where it has received a Written Instruction from the Trust or official notice from any appropriate authority that the sale of the Shares of the Trust has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of ING Fund Services to rely on such Written Instructions or official notice.

                      - In the event that any check or other order for the payment of money is returned unpaid for any reason, ING Fund Services will endeavor to: (i) give prompt notice of such return to the Trust or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as ING Fund Services may from time to time deem appropriate.

                  (f) Transfer and Repurchase.

                      - ING Fund Services shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Trust's Prospectus.

                      - ING Fund Services will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as ING Fund Services reasonably may deem necessary.

                      - ING Fund Services reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. ING Fund Services also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

                      - When Shares are redeemed, ING Fund Services shall upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Trust or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by ING Fund Services reflecting outstanding Shares of the Trust and Shares attributed to individual accounts.

                                   SCHEDULE C

                                  FEE SCHEDULE